Exhibit 99.2

TELEGLOBE

1st Quarter 2005 Conference Call

May 11th, 2005

TELEGLOBE

Safe Harbor and Use of Non-GAAP Info

Safe Harbor - The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors that are detailed in the Company’s SEC filings. In addition, the statements in this presentation are made as of May 11th, 2005. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 11th, 2005.

Use of Non-GAAP financial information - To supplement GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses that are not material to the ongoing performance of the Company’s business. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

TELEGLOBE

1st Quarter Accomplishments

1st Quarter Sequential Decline in Revenue of 9% is Not a Trend

- Voice integration completed in 2Q05. . . Already Seeing Positive Trends in March and April

- Data & Value Added Services Impacted by Planned Annual Repricing and Seasonality

Focused on Margin Management. . . Gross Margin & EBITDA Largely Stable in the Quarter

- Adjusted EBITDA (excluding FX) = $7.8MM Versus Prior Quarter at $8.5MM. . . Variance Primarily Driven by Voice Performance Partially Offset by Bad Debt Recoveries

Cash Balance Increased by $8MM to $42MM

- CAPEX of $5.9MM. . . Continued Improvements in VoIP & Network Efficiency

- Active Management of Working Capital and Timing Benefits Contributed to Increase

ITXC Integration Benefits Still on Plan with Potential Upside

- Still Committed to $30+MM Annualized Run Rate by End of 2Q05 versus 2Q04

- 1Q05 SG&A Run Rate reflects Investments in New Product Introductions, SOX Compliance and Finalization of FCPA Internal Investigation

Continue to Expand Service Portfolio to Position for Growth

- Launched “Clearmode Content Services” for Mobile Service Providers

- Finalized Accuris Agreement to Expand Roaming Services to Include CDMA / GSM Roaming

- Continued Selective IP Expansion in Attractive Regions (e.g. Middle East)

TELEGLOBE

Strategic Actions

Quarter 2: 2005:

Complete Integration- Deliver $30MM+ Synergies

Finalize VoIP and TDM Network Integration, Unify Routing, Costing, Billing

Meld ITXC Tools and Automation with Teleglobe Customer Relationships

Leverage Lower Cost Structure for Higher Growth Rate

Quarter 2-Quarter 4: 2005:

Expand IP Network - International Scale & Reach

“Sell then Build” Approach : Russia, Saudi, Poland, Algeria, India

Expand Enabling Applications (e.g. Security, Monitoring & Detection)

Evaluate Consolidation Opportunities

Broaden Higher-Margin Enabling Applications Portfolio for Mobile Carriers

Leverage New Agreements with Xius, Wmode, Accuris

Launch additional arrangements with Software Developers

Launch Pre-paid and CDMA / GSM Roaming

OpEx Investment for Productivity and Free Cash Flow Generation

Productivity Programs in Finance, Ops, IT and Customer Service

Buying Efficiency - Reduced Network & Termination Costs

Automation Investments - Continuous SG&A Reduction

Transition to Higher-Margin, Higher-Growth Areas over More Productive, Efficient Platform

TELEGLOBE

Financial Summary – Q1:05 versus Q4:04

($ millions except per share amounts)

Q1:05

Q4:04

Sales Drivers

Voice Volume

QoQ -3%

Flat w/o Bell

Data Volume

QoQ +22%

+108% YoY

Value-Added Services Revenue:

- QoQ < 8% - Planned

pricing actions

and seasonality

Voice revenue

206.5 228.1

Data revenue

26.0 27.2

Value added services revenue

22.8 24.9

Telecommunications revenue

255.3 280.2

Network & Telecom Expenses

212.3 235.7

Gross margin

43.0 44.5

Gross margin rate

16.8% 15.9%

SG&A, stock based comp., bad debt, fx and other

39.1 36.8

Depreciation amortization & interest and taxes

12.3 16.9

Net loss

(8.4) (9.2)

EBITDA

3.9 7.7

Memo-Integration & Professional Fees related to FCPA investigation

2.0 3.5

EBITDA-Net of Integration & Prof. Fees

5.9 11.2

Foreign Exchange

1.9 (2.7)

7.8 8.5

TELEGLOBE

Balance Sheet

December

2004

$MM

March

2005

$MM

Cash, Cash Equivs, and Marketable Secs

42 34

Accounts Receivable

198 211

Prepaid Assets

7 4

Other Current Assets

7 6

Total Current Assets

254 255

Property and Equipment

131 134

Goodwill and Intangible Assets

143 143

Other Non-Current Assets

22 22

Total Assets

550 554

Accounts Payable and Acc'd Liabilities

281 276

Other Current Liabilities

6 6

Total Current Liabilities

287 282

Other Non-Current Liabilities

13 14

Senior Notes

100 100

Total Equity

150 158

Total Liabilities and Shareholders' Equity

550 554

TELEGLOBE

Financial Objectives

Metric

4Q05 Target

Key Drivers

Revenue

$275 - $310

Voice Volume Recovery Post Integration

Some Seasonality Benefits

Gross Margin %

15% to 17%

Higher Voice Mix

Stable IP Market

Increased VAS Revenues

SG&A %

11% to 13%

Full ITXC Synergy Run Rate

Completion of Efficiency / SOX Projects

CAPEX

2% to 3%

Volume Growth Continues

Benefits of IP Technology and Leased Network Strategy